Exhibit 24

MERCANTILE BANKSHARES CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name as director of Mercantile Bankshares Corporation the Annual Report on Form 10-K of Mercantile Bankshares Corporation for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission and to file the same with the Securities and Exchange Commission, with all exhibits and schedules thereto, and other documents in connection therewith, and any and all further amendments to said report, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in one or more counterparts.

/s/ Cynthia A. Archer
Cynthia A. Archer	Director	February 28, 2007

/s/ R. Carl Benna
R. Carl Benna	Director	February 28, 2007

/s/ Richard O. Berndt
Richard O. Berndt	Director	February 28, 2007

/s/ Howard B. Bowen
Howard B. Bowen	Director	February 28, 2007

/s/ William R. Brody
William R. Brody	Director	February 28, 2007

/s/ Freeman A. Hrabowski III
Freeman A. Hrabowski III	Director	February 28, 2007

/s/ Alexander T. Mason
Alexander T. Mason	Director	February 28, 2007

/s/ Jenny G. Morgan
Jenny G. Morgan	Director	February 28, 2007

/s/ Christian H. Poindexter
Christian H. Poindexter	Director	February 28, 2007

/s/ Clayton S. Rose
Clayton S. Rose	Director	February 28, 2007

/s/ James L. Shea
James L. Shea	Director	February 28, 2007

/s/ Donald J. Shepard
Donald J. Shepard	Director	February 28, 2007

/s/ Jay M. Wilson
Jay M. Wilson	Director	February 28, 2007